UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 24, 2007

Date of Report (Date of Earliest Event Reported)

VIROPRO, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-06718	13-3124057
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8515 Pl. Devonshire Suite 207 Montreal, Quebec, Canada	H4P 2K1
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (514) 731-8776

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On October 24, 2007 Viropro Inc. (the “Corporation” or “Viropro”) and Viropro International Inc., a Canadian Borrower and a wholly-owned subsidiary of the Corporation (the “Borrower”) have entered into a secured term loan agreement (the “Term Loan Agreement”) with Westward Expansion Co., a Canadian corporation (the “Lender”). The Term Loan Agreement, which was dated by the parties as of October 11, 2007, provides for the loan of an aggregate principal amount of one million five hundred thousand dollars ($1,500,000) (the “Principal”) repayable in full by the Borrower on October 11, 2010 and bears interest at an annual rate of six percent (6%), payable monthly, in arrears, on the first Business Day of each calendar month, beginning on November 1st, 2009 (the “Interest”). The Principal will be disbursed by the Lender to the Borrower in equal amounts of $300,000 within five (5) consecutive time periods, the first of which is to occur between November 1st, 2007 and November 30, 2007.

Each consecutive disbursement under the Term Loan is to be evidenced by a convertible promissory note of the Borrower pursuant to which the Lender may convert some or all of the outstanding obligations into a number of Units of Viropro (the "Units") equal to the amount of the conversion amount divided by a price equal to six cents (USD $0.06) per Unit. Each Unit will consist of one (1) fully paid and nonassessable common share of the capital stock of the Corporation and one (1) common share purchase warrant of the Corporation. Each Warrant will entitle its holder to purchase one (1) fully paid and nonassessable share of Common Stock of the Corporation at a price of twelve cents (USD $0.12) per share of Common Stock (the “Convertible Note”).

The Lender has required, as a condition to entering into the Term Loan Agreement, that Viropro guarantee the obligations of the Borrower under the Credit Agreements (the “Guaranty Agreement”) and execute a Security Agreement granting a lien on and security interest in its personal property and fixtures, including 100% of the capital stock of the Canadian subsidiaries of the Corporation (the “Security Agreement”).

The description above is a summary of the terms of the Term Loan Agreement and related documents. This description does not purport to be complete and it is qualified in its entirety by reference to the agreements themselves. Copies of the Term Loan Agreement with attached a form of Convertible Note, the Guaranty Agreement and the Security Agreement are attached to this report as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 2.03.

Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01. Entry into a Material Definitive Agreement” is also responsive to Item 2.03 and is hereby incorporated by reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

10.1

Term Loan Agreement, including a Form of Convertible Note as Exhibit 2.2 to the Term  Loan Agreement

10.2

Guaranty Agreement

10.3

Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2007	VIROPRO, INC.

	By	/s/ Prosper Azoulay
Prosper Azoulay
Secretary

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing

10.1

Term Loan Agreement entered into as of October 24, 2007 between Viropro International, Inc., Viropro, Inc. and Westward Expansion Co., including a Form of Convertible Note as Exhibit 2.2 to the Term Loan Agreement.

Filed Electronically

10.2	Guaranty Agreement entered into as of October 24, 2007 between Viropro, Inc. and Westward Expansion Co.	Filed Electronically

10.3	Security Agreement entered into as of October 24, 2007 between Viropro, Inc. and Westward Expansion Co.	Filed Electronically